UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2010 (June 30, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 30, 2010, F. Robert Salerno transitioned from his role as President and Chief Operating Officer of Avis Budget Group, Inc. (the “Company’) and assumed the role of Vice Chairman, pursuant to his employment agreement with the Company, as amended and restated on December 29, 2008 (the “Agreement”).  In accordance with Section II of the Agreement, Mr. Salerno will serve as Vice Chairman, which is not expected to comprise day-to-day operating responsibilities, until the end of the term of the Agreement, and will also continue to serve as a member of the Company’s Board of Directors.

Ronald L. Nelson, the Company’s Chairman and Chief Executive Officer, assumed the title and role of President and Chief Operating Officer of the Company, also effective as of June 30, 2010, in accordance with his employment agreement with the Company, as amended and restated on January 27, 2010.  The information required by Item 5.02(c) of the Form 8-K disclosure requirements with respect to Mr. Nelson is included in the Company's Annual Proxy Statement for the Company's 2010 Annual Meeting of Stockholders filed on Form DEF 14A with the Securities and Exchange Commission on April 1, 2010, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: July 1, 2010